SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                            FORM 8-K




                         CURRENT REPORT




               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of Earliest Event Reported) May 3, 1996





                      WESTERN RESOURCES, INC.
     (Exact name of Registrant as Specified in Its Charter)





           KANSAS                     1-3523          48-0290150
(State or Other Jurisdiction of    (Commission         (Employer
Incorporation or Organization      File Number    Identification No.)



  818 KANSAS AVENUE, TOPEKA, KANSAS                      66612
(address of Principal Executive Offices                (Zip Code)




Registrant's Telephone Number Including Area Code (913) 575-6300

                     WESTERN RESOURCES, INC.

Item 5. Other Events

     On May 3, 1996, Western Resources, Inc. issued the following Press
Release:



     WESTERN RESOURCES FILES MERGER APPLICATION WITH PSC;
     MERGER OFFERS BETTER DEAL FOR ALL


         TOPEKA, Kansas, May 3, 1996 -- Western Resources today filed an application with the Missouri Public Service Commission (PSC) seeking approval to merge with Kansas City Power & Light (KCPL). The application also requests the Missouri PSC reject the proposed merger of UtiliCorp and KCPL.

        "We are asking the Missouri PSC to approve the merger that we believe would be the best for customers, shareholders, and employees -- a Western Resources/KCPL combination. Our long-term business plan is one based on customer driven benefits, as well as expansion and growth, not retrenchment," said John E. Hayes, Jr., Western Resources chairman of the board and chief executive officer. "Our merger results in about $400 million more in savings over 10 years than the UtiliCorp transaction."

        If a Western Resources merger is approved, customers would benefit from the combination, which would create an $8.3 billion energy company with the financial strength to provide lower, stable rates and superior service. KCPL customers in Missouri would experience rate reductions 30% greater than the reductions under the UtiliCorp deal. Western Resources also pledged a five-year rate freeze after the merger is completed.

        Western Resources' application details the financial terms of the merger offer, including higher dividends and a better share price to KCPL shareholders.

        "Based on our experience with the 1992 merger of KPL and Kansas Gas and Electric (KGE)," said Hayes, "we're confident our savings projections are on target, the benefits to shareholders are real, and our offer is better than UtiliCorp's."

        Hayes also said Western Resources commits to not laying off any Western Resources or KCPL employees as a result of the merger. "We're proud of the fact we achieved our savings targets in our previous merger without laying off any KPL or KGE employees. We are committed to doing the same in this merger."

        On April 14, Western Resources proposed a merger with KCPL that would produce more than $1 billion in cost savings. The merger would be a tax-free stock exchange transaction offering increased annual dividends and a premium over market price for KCPL shareholders, earnings improvement for Western Resources and KCPL shareholders, and lower rates for customers.

        Western Resources (NYSE:WR) is a diversified energy company. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its subsidiaries, Westar Business Services, Westar Consumer Services, Westar Capital, and The Wing Group, energy-related products and services are developed and marketed in the continental U.S., and offshore.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.



SHARES OF KANSAS CITY POWER & LIGHT COMPANY ("KCPL")
COMMON STOCK HELD BY WESTERN RESOURCES, INC. ("WESTERN RESOURCES"), ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER
REPRESENTATIVES OF WESTERN RESOURCES AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND KCPL

        Western Resources may solicit proxies against the KCPL/UtiliCorp United Inc. merger. The participants in this solicitation may include Western Resources, the directors of Western Resources (Frank J. Becker, Gene A. Budig, C.Q. Chandler, Thomas R. Clevenger, John C. Dicus, John E. Hayes, Jr., David H. Hughes, Russell W. Meyer, Jr., John H. Robinson, Louis W. Smith, Susan M. Stanton, Kenneth J. Wagnon and David C. Wittig), and the following executive officers and employees of Western Resources or its subsidiaries: Steven L. Kitchen (E.V.P. and C.F.O.), Carl M. Koupal, Jr. (E.V.P. and CAO), John K. Rosenberg (E.V.P. and G.C.), Jerry D. Courington (Controller), James
     T. Clark (V.P.), William G. Eliason (V.P.), Thomas L. Grennan (V.P.), Richard M. Haden (E.V.P.), Norman E. Jackson (E.V.P.), James A. Martin (V.P.), Hans E. Mertens (V.P.), Carl A. Ricketts (V.P.), David E. Roth (V.P.), Mark A. Ruelle (V.P.), Edward H. Schaub (V.P.), Thomas E. Shea (Treasurer), Richard D. Terrill (Secretary), William B. Moore (President, KGE), Steven A. Millstein (President, Westar Consumer), Rita A. Sharpe (V.P., Westar Business), Kenneth T. Wymore (President, Westar Business), C. Bob Cline (President, Westar Capital), Fred M. Bryan (President, KPL), Roderick S. Donovan (V.P., Westar Gas Marketing), Catherine A. Forbes, Hal L. Jensen, Lisa A. Walsh, Donald
     W. Bartling, Michael L. Faler, Clyde R. Hill, Leroy P. Wages, David R. Phelps, Wayne Kitchen, Glen A. Scott, Jr., Kelly B. Harrison, Marcus
     J. Ramirez, Anita J. Hunt, Ira W. McKee, Jr., Michael D. Clark (Controller, Westar Business), Douglas J. Henry, Annette M. Beck, C.W. Underkofler, Carol E. Deason, James N. Wishart, Gregory M. Wright, Richard D. Kready, Michel' J. Philipp, Greg A. Greenwood, Carolyn A. Starkey, Bruce A. Akin, James J. Ludwig, Bruce R. Burns, Kelly D. Foley, Robin D. Brown, Rechell L. Smith, Shari L. Gentry, Gay V. Crawford, Susan K. Reese, Don W. Whitlock, Denise A Schumaker, Duane
     D. Goertz, Robert J. Knott, Judith A. Wilt and Lori A. Finney.

        As of April 19, 1996, Western Resources had no security holdings in KCPL. Robert L. Rives, a person who will solicit proxies, is the beneficial owner of 500 shares of common stock, no par value, of KCPL (the "KCPL Common Stock"). Western Resources director Susan M. Stanton serves as co-trustee of two trusts, which beneficially own 7,900 shares of KCPL Common Stock. No trading activity has occurred with respect to any of such stock during the last two years. Western Resources director C.Q. Chandler is Chairman of the board of directors of INTRUST Financial Corporation. INTRUST Bank, a subsidiary of INTRUST Financial Corporation, holds in ten trust accounts an aggregate of 5,468 shares of KCPL Common Stock. Wayne Kitchen is the beneficial owner of 400 shares of KCPL Common Stock.

        Other than as set forth, herein, as of the date of this news release, neither Western Resources nor any of its directors, executive officers or other representatives or employees of Western Resources, or other persons known to Western Resources, who may solicit proxies has any security holdings in KCPL. Western Resources disclaims beneficial ownership of any securities of KCPL held by any pension plan of Western Resources or by any affiliate of Western Resources.

        Although Salomon Brothers Inc, financial advisors to Western Resources, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such Schedule 14A requires the disclosure of certain information concerning Salomon Brothers Inc, Gregg S. Polle (Managing Director), Arthur H. Tildesley, Jr. (Director), Terence G. Kawaja (Vice President) and Anthony R. Whittemore (Associate), in each case of Salomon Brothers Inc, may assist Western Resources in such a solicitation. Salomon Brothers Inc engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Salomon Brothers Inc may trade securities of KCPL for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 19, 1996, Salomon Brothers Inc did not hold any securities of KCPL.

        Except as disclosed above, to the knowledge of Western Resources, none of Western Resources, the directors or executive officers of Western Resources or the employees or other representatives of Western Resources named above has any interest, direct or indirect, by security holdings or otherwise, in KCPL.

        A registration statement relating to the Western Resources securities referred to in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.








                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         Western Resources, Inc.




Date   May 3, 1996             By /s/ Jerry D. Courington
                                      Jerry D. Courington,
                                          Controller